                                                                  Exhibit (b)(3)



                              AMENDMENT TO BY-LAWS

                                       OF

            EATON VANCE TAX-MANAGED PREMIUM AND DIVIDEND INCOME FUND


                                October 16, 2006



Pursuant to ARTICLE XIII of the BY-LAWS of Eaton Vance Tax-Managed Premium and Dividend Income Fund (the "Trust"), upon the unanimous written consent of the Trustees of the Trust, the BYLAWS of the Trust are amended to reflect the change of name of the Trust to Eaton Vance Tax-Managed Diversified Equity Income Fund.


                               *******************